Exhibit 8(a): Participation Agreement, as amended, by and among Companion Life Insurance Company, Fred Alger Management, Inc. and The Alger American Fund.

                            PARTICIPATION AGREEMENT

                                     Among

                            THE ALGER AMERICAN FUND
                          FRED ALGER MANAGEMENT, INC.

                                      and

                       COMPANION LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into as of this 20 day of November, 1995,
                                                      --
by and among COMPANION LIFE INSURANCE COMPANY (hereinafter "Companion"), a New York life insurance company, on its own behalf and on behalf of its Separate Account C (the "Account"), and The Alger American Fund, a business trust organized under the laws of Massachusetts (hereinafter the "Fund") and Fred Alger Management, Inc. (hereinafter the "Adviser"), a New York corporation.

     WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

     WHEREAS, the beneficial interests in the Fund are currently divided into six series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated February 17, 1989 (File No. 812-7076), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the "Shared Funding Exemptive Order"); and

     WHEREAS, the Fund is registered as an open-end diversified management investment company under the 1940 Act and shares of the Portfolios are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, the Adviser is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended, and any applicable state securities laws and is the Fund's investment adviser and manager; and

     WHEREAS, Companion has registered certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

     WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Companion on the date shown for such account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable annuity contracts; and

     WHEREAS, Companion has registered or will register the Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, Companion intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts; and

     WHEREAS, Companion and the Adviser have entered into a Service Agreement dated _______________;

     NOW, THEREFORE, in consideration of their mutual promises, Companion, the Fund, and the Adviser agree as follows:


ARTICLE I.  Sale of Fund Shares
            -------------------

     1.1 The Fund agrees to sell to Companion those shares of the Designated Portfolios which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this Section 1.1, Companion shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund. Companion will use its best efforts to give the Fund notice of such order by 10 a.m. eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

     1.2 The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Companion on behalf of the Account on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.3 The Fund and the Advisor agree that shares of the Designated Portfolios will be sold only to Participating Insurance Companies, their separate accounts, and other persons but only insofar as consistent with the applicability of the "look-through rule" of paragraph (f)(2)(i) of Treas. Reg. (S) 1.817-5 pursuant to (S) 817(h)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). No shares of any Designated Portfolio will be sold to the general public. The Fund will not sell shares of the Designated Portfolios to any other insurance company or separate account unless an agreement containing provisions substantially the same as Sections 3.4 and
3.5 and Articles I and VII of this Agreement is in effect to govern such sales.

     1.4. The Fund agrees to redeem for cash, on Companion's request, any full or fractional shares of the Fund held by Companion, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any applicable rules thereunder. For purposes of this Section 1.4, Companion shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund. Companion will use its best efforts to give the Fund notice of such request for redemption by 10:00 a.m. on the next following Business Day.

     1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

     1.6. Companion shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. For purposes of Section 2.7 hereof, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of Companion and shall become the responsibility of the Fund.

     1.7 The Fund generally shall pay and transmit the proceeds of redemptions of Fund shares on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof (except that the Fund reserves the right to postpone payment upon redemption consistent with Section 22(e) of the 1940 Act and any applicable rules thereunder, to the extent consistent with interpretations of the Securities and Exchange Commission or its staff). Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

     1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Companion or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate subaccount of the Account.

     1.9 The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to Companion of any income, dividends, or capital gain distributions payable on the Designated Portfolios' shares. Companion hereby elects to receive all such income, dividends, and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. Companion reserves the right to revoke this election and to receive all such income, dividends, and capital gain distributions in cash. The Fund shall notify Companion of the number of shares so issued as payment of such dividends and distributions.

     1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to Companion on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6 p.m. eastern time. If the Fund provides incorrect share net asset value information, Companion shall be entitled to an appropriate adjustment. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported to Companion.

ARTICLE II.  Representations and Warranties
             ------------------------------

     2.1. Companion represents and warrants that the Contracts are or, prior to issuance, will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Companion further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under the Nebraska Insurance Laws and has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     2.2. The Fund represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws including without limitation the 1933 Act, the Securities Exchange Act of 1934 as amended (hereinafter the "1934 Act"), applicable securities laws of the State of Nebraska, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of shares of the Designated Portfolios. The Fund shall register and qualify such shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

     2.3. The Fund undertakes to have a Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

     2.4. The Fund represents and warrants that it will use its best efforts to ensure that the investment policies, fees and expenses of the Designated Portfolios are and shall at all times remain in compliance with applicable insurance and other applicable laws of the State of Nebraska and any other applicable state, to the extent required to perform this Agreement and to the extent specifically requested in writing by Companion.

     2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws (and any other applicable laws of the State of Nebraska to the extent specifically requested in writing by Companion).

     2.7. The Fund and the Adviser represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.8. The Fund will provide Companion with as much notice as is reasonably practicable of any material change affecting the Fund (including, but not limited to, any proxy solicitation and any material change in its registration statement or prospectus) and consult with Companion in order to implement any such change in an orderly manner.


ARTICLE III. Shareholder Communications
             --------------------------

     3.1. The Adviser shall provide Companion with a camera-ready copy of each updated version of any of the Fund's then-current prospectuses relating to a Designated Portfolio, any supplements thereto, the Fund's annual and semi-annual reports, and any supplements thereto, and the Fund's proxy materials relating to any Designated Portfolio.

     3.2 The Adviser shall provide Companion with a copy of each updated Statement of Additional Information ("SAI") for the Fund suitable for duplication.

     3.3. It is understood and agreed that, except with respect to information regarding Companion, the Account or the Contracts supplied by Companion or persons under its control, Companion is not responsible for the content of the prospectus or SAI for the Designated Portfolios. It is also understood and agreed that, except with respect to information regarding the Fund, Adviser, or the Designated Portfolios provided by the Fund or the Adviser or persons under their control, neither the Fund nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

     3.4. If and to the extent required by law or by the Shared Funding Exemptive Order, Companion shall:

     (i)     solicit voting instructions from Contract owners;
     (ii) vote the Fund shares in accordance with instructions received from Contract owners; and
     (iii) vote Fund shares for which no instructions have been received or which are not attributable to Contract owners in the same proportion as Fund shares of such portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require passthrough voting privileges for variable contract owners.

     3.5. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges in a consistent manner as required by the Shared Funding Exemptive Order.

     3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with

Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of
Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV.   Sales Material and Information
              ------------------------------

     4.1. Companion shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature and other promotional material that Companion develops or uses and in which the Fund (or a Portfolio thereof) or Adviser or the underwriter for the Fund shares is named, at least 15 Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use within 15 Business Days after receipt of such material.

     4.2. Companion shall not give any information or make any representations or statements on behalf of the Fund or the Adviser or concerning the Fund or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature and other promotional material approved by the Fund or its designee or by the Adviser, except with the permission of the Fund or the Adviser or the designee of either.

     4.3. The Fund or Adviser shall furnish, or shall cause to be furnished, to Companion, each piece of sales literature and other promotional material in which Companion and/or its separate account(s), is named at least 15 Business Days prior to its use. No such material shall be used if Companion objects to such use within 15 Business Days after receipt of such material.

     4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of Companion or concerning Companion, the Account, or the Contracts other than the information or representations contained in a registration statement or prospectus or SAI for the Contracts, as such registration statement and prospectus and SAI may be amended or supplemented from time to time, or in reports for the Account, or in sales literature and other promotional material approved by Companion or its designee, except with the permission of Companion.

     4.5. The Fund will provide to Companion at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, contemporaneously with the filing of such document(s) with the Securities and Exchange Commission or other regulatory authorities.

     4.6. Companion will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the Securities and Exchange Commission.

     4.7. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V.    Fees and Expenses
              -----------------

     5.1. The Fund and the Adviser shall pay no fee or other compensation to Companion under this Agreement, and Companion shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Articles III, V, and other provisions of this Agreement, and payments will be made as specified in the Service Agreement.

     5.2. Except as otherwise specifically provided herein or in the Service Agreement, each party will bear all expenses incident to its performance under this Agreement. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting the proxy materials and reports to shareholders in type, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

     5.3. The Fund and Adviser acknowledge that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof) ("Unaffiliated Funds"), and to transfer the Contract's cash value between funds and portfolios.

ARTICLE VI.   Diversification and Qualification
              ---------------------------------

     6.1. The Fund and Adviser represent and warrant that each Designated Portfolio will at all times comply, to the extent that it is within the power of the Fund and Adviser, with Section 817(h) of the Code and Treasury Regulation
(S)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. In the event that a Designated Portfolio ceases so to comply, the Fund will take all reasonable steps (a) to notify Companion of such noncompliance, and (b) to adequately diversify the Designated Portfolios so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

     6.2. The Fund and Adviser represent and warrant that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. The Fund or Adviser will notify Companion immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

     6.3. Companion shall make every effort to maintain the treatment of the Contracts as annuity contracts under applicable provisions of the code, and shall notify the Fund and the Adviser immediately upon having a reasonable basis for believing that such Contracts have ceased to be so treated or that they might not be so treated in the future.

ARTICLE VII.  Potential Conflicts and Compliance With Shared Funding Exemptive
              ----------------------------------------------------------------
Order
-----

     7.1. The Board of Trustees of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund and determine what action, if any, should be taken in response to such conflicts. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority;
(b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform Companion if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2. Companion will report any potential or existing conflicts of which it is aware to the Board. Companion will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Companion to inform the Board whenever contract owner voting instructions are disregarded and on all other matters referred to in this Article VII.

     7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, Companion and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by Companion to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Companion may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by Companion for the purchase (and redemption) of shares of the Fund.

     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Companion conflicts with the majority of other state regulators, then Companion will withdraw the Account's investment in the Fund and this Agreement shall terminate within six months after the Board informs Companion in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by Companion for the purchase (and redemption) of shares of the Fund.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. Companion shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Companion will withdraw the Account's investment in the Fund and this Agreement shall terminate within six (6) months after the Board informs Companion in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall be deemed modified to the extent necessary also to comply with the terms and conditions contained in such Rule(s) as so amended or adopted.

     7.8. Companion shall at least annually submit to the Board of Trustees of the Fund such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the obligations imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board of Trustees

     7.9. Companion agrees that any remedial action taken by it in resolving any irreconcilable conflict will be carried out at its expense and with a view only to the interests of Contract owners.

ARTICLE VIII.  Indemnification
               ---------------

8.1.  Indemnification By Companion
      ----------------------------

     8.1(a). Companion agrees to indemnify and hold harmless the Fund, the Adviser, each of their officers, each member of their Boards and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Companion), or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Companion by or on behalf of the Fund for use in the Registration Statement or prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, SAI, or sales literature of the Fund not supplied by Companion or persons under its control) or wrongful conduct of Companion or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of Companion; or

     (iv) arise as a result of any material failure by Companion to provide the services and furnish the materials under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by Companion in this Agreement or arise out of or result from any other material breach of this Agreement by Companion;

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1(b). Companion shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties.

     8.1(c). Companion shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Companion in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Companion of any such claim shall not relieve Companion from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Companion shall be entitled to participate, at its own expense, in the defense of such action. Companion also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Companion to such party of Companion's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Companion will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1(d). The Indemnified Parties will promptly notify Companion of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

     8.2.     Indemnification by the Adviser
              ------------------------------

     8.2(a). The Adviser agrees to indemnify and hold harm-less Companion and each of Companion's directors and officers and each person, if any, who controls Companion within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser), or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of Companion for use in the Registration Statement or prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or other-wise for use in connection with the sale of the Contracts or Fund shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus, SAI, or sales literature for the Contracts not supplied by the Adviser or Fund or persons under their control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Companion by or on behalf of the Fund; or

     (iv) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a material failure, whether unintentional or in good faith or other-wise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Companion or the Account, whichever is applicable.

     8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2(d). Companion agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against any Indemnified Party in connection with the issuance or sale of the Contracts or the operation of the Account.

     8.3.     Indemnification By the Fund
              ---------------------------

     8.3(a). The Fund agrees to indemnify and hold harmless Companion and each of its directors and officers and each person, if any, who controls Companion within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund), or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities, or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

     (i) arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a material failure, whether unintentional or in good faith or other-wise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

     (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

     8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Companion, the Fund, the Adviser or the Account, whichever is applicable.

     8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). Companion agrees promptly to notify the Fund of the commencement of any litigation or proceeding against any Indemnified Party in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.


ARTICLE IX.  Applicable Law
             --------------

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Nebraska.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.


ARTICLE X.  Termination
            -----------

10.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party, with or without cause, with respect to some or all Portfolios, by six (6) months' advance written notice delivered to the other parties (unless a shorter time is agreed to in writing by the non-terminating party(ies)); or

            (b) termination by Companion by written notice to the other parties with respect to any Portfolio based upon Companion's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

            (c) termination by Companion by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued, or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Companion; or

            (d) termination by the Fund in the event that formal administrative proceedings are instituted against Companion by the National Association of Securities Dealers, Inc. ("NASD"), the Securities and Exchange Commission, the Insurance Commissioner or like official of any state or any other regulatory body regarding Companion's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Companion to perform its obligations under this Agreement; or

            (e) termination by Companion in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the Securities and Exchange Commission, or any state securities or insurance department or any other regulatory body, provided, however, that Companion determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

            (f) termination by Companion by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the Section 817(h) diversification requirements or Subchapter H qualifications specified in Article VI hereof or if Companion reasonably believes that the Portfolio may fail to meet either of those requirements; or

            (g) termination by either the Fund or the Adviser by written notice to Companion, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that Companion has suffered a material adverse change in its business operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (h) termination by Companion by written notice to the Fund and the Adviser, if Companion shall determine, in its sole judgment exercised in good faith, that the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

            (i) termination by either the Fund or the Adviser by written notice to Companion, in the event that the Con-tracts cease to qualify as annuity contracts under the Code or if the Contracts are not registered, issued, or sold in material compliance with applicable state and/or federal law; or

            (j) termination by Companion upon a material breach of this Agreement or of any representation or warranty herein by the Fund or the Adviser; or

            (k) termination by either the Fund or the Adviser upon a material breach of this Agreement or of any representation or warranty herein by Companion.

     10.2.  Effect of Termination.  If this Agreements is terminated pursuant to
            ---------------------
any of paragraphs (b), (e), (g), (h), or (j) of Section 10.1, then, notwithstanding such termination, the Fund and the Adviser shall, at the option of Companion and only to the extent consistent with applicable law, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

     10.3. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement.

ARTICLE XI.   Notices
              -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Fund:
          The Alger American Fund
          30 Montgomery Street
          Jersey City, New Jersey  07302

          Attention:  Gregory S. Duch

     If to Companion:
          Companion of Omaha Life Insurance Company
          3 - Law Division
          Mutual of Omaha Plaza
          Omaha, NE  68175-1008

          Attention:  Variable Products Counsel

If to the Adviser:

          Fred Alger Management, Inc.
          30 Montgomery Street
          Jersey City, New Jersey  07302

          Attention:  Gregory S. Duch

ARTICLE XII.  Miscellaneous

     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate, or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party reasonably considers to be proprietary.


     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Nebraska Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of Companion are being conducted in a manner consistent with the Nebraska Variable Annuity Regulations and any other applicable law or regulations.

     12.6. The rights, remedies, and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     12.8. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


     Companion:

                              COMPANION LIFE INSURANCE COMPANY

                              By its authorized officer

SEAL                          By:     /s/ Richard A. Witt
                                 --------------------------------------------
                              Title:  Second Vice President & Assistant
                                      Treasurer
                              Date:

                              Fund:

                              THE ALGER AMERICAN FUND

                              By its authorized officer


SEAL                          By:     /s/ Gregory Duch
                                 -----------------------------------

                              Title:  Treasurer
                              Date:   November 20, 1995

                              Adviser:

                              FRED ALGER MANAGEMENT, INC.

                              By its authorized officer

SEAL                          By:     /s/ Gregory Duch
                                 ----------------------------------------
                              Title:  Executive Vice President
                              Date:   November 20, 1995

                                  SCHEDULE A
                                  ----------

===============================================================================

 SEPARATE ACCOUNTS, ASSOCIATED CONTRACTS,
 AND DESIGNATED PORTFOLIOS
--------------------------------------------------------------------------------
      Name of Seperate
      Account and Date        Contracts Funded by             Designated
        Established             Separate Account              Portfolios
--------------------------------------------------------------------------------

     Separate Account C             729Y                Alger American
         (2/18/94)                                          Small Capitalization
                                                            Portfolio
                                                        Alger American Growth
                                                            Portfolio
===============================================================================

                                AMENDMENT NO. 1


This is an Amendment to the Participation Agreement (Agreement) dated November 20, 1995, among Alger American Fund (the Fund), Fred Alger Management, Inc. (the Adviser) and Companion Life Insurance Company (the Company). This Amendment is effective May 1,1997.

The Fund, Adviser and the Company hereby agree to replace the Schedule A of the Agreement by inserting the following in its entirety:


Schedule A

Name of Separate Account and              Contracts Funded     Designated
Date Established by Board of Directors    By Separate Account  Portfolios
----------------------------------------  -------------------  ------------------------------
Companion Life Insurance Company               729Y            Alger American
Separate Account C (2-18-94)                                   Small Capitalization Portfolio
(Variable Annuities)                                           Alger American Growth Portfolio


Companion Life Insurance Company               745Y-6/97       Alger American
Separate Account B (8-27-94)              _________            Small Capitalization Portfolio
(Variable Life)                                                Alger American Growth Portfolio

Signed by the parties:


                              Companion Life Insurance Company
                              By its authorized officer,


                              By:     /s/ Kenneth W. Reitz
                                 ------------------------------------------
                              Title:  Assistant Secretary
                              Date:   June 26, 1997


                              Alger American Fund
                              By its authorized officer,

                              By:     /s/ Mary Marsden-Cochran
                                 ------------------------------------------
                              Title:  Secretary
                              Date:   June 26, 1997


                              Fred Alger Management, Inc.
                              By its authorized officer,

                              By:     /s/ Mary Marsden-Cochran
                                 ------------------------------------------
                              Title:  Secretary
                              Date:   June 26, 1997

                                AMENDMENT NO. 2


This is an Amendment to the Participation Agreement (Agreement) dated November 20,1995, among The Alger American Fund (the Fund), Fred Alger Management, Inc. (the Adviser) and Companion Life Insurance Company (the Company). This Amendment is effective May 1,1997.

The Fund, Adviser and the Company hereby agree to replace the Schedule A of the Agreement by inserting the following in its entirety:


Schedule A

Name of Separate Account and Date     Contracts Funded by      Designated Portfolios
Established by Board of Directors     Separate Account
Companion Life Insurance Company          729Y                 Alger American
Separate Account C (2-18-94)              6500L-0898           Small Capitalization Portfolio
(Variable Annuities)                                           Alger American Growth Portfolio

Companion Life Insurance Company     745Y-6/97                 Alger American
Separate Account B (8-27-94)                                   Small Capitalization Portfolio
(Variable Life)                                                Alger American Growth Portfolio



Signed by the parties:


                              Companion Life Insurance Company
                              By its authorized officer,

                              By:     /s/ Richard A. Witt
                                 ---------------------------------------
                              Title:  Assistant Treasurer
                              Date:   July 22, 1999


                              The Alger American Fund
                              By its authorized officer,

                              By:     /s/ Gregory Duch
                                 ---------------------------------------
                              Title:  Treasurer
                              Date:   July 22, 1999


                              Fred Alger Management, Inc.
                              By its authorized officer,

                              By:     /s/ Gregory Duch
                                 ---------------------------------------
                              Title:  Executive Vice President
                              Date:   July 22, 1999